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            BELLSOUTH EMPLOYEE STOCK INVESTMENT PLAN


                      ARTICLE  I -- PURPOSE

     The BellSouth Employee Stock Investment Plan is intended to provide a method whereby employees of BellSouth Corporation and certain of its affiliates will have an opportunity to acquire a proprietary interest in BellSouth Corporation through the purchase of shares of its common stock.


          ARTICLE II -- DEFINITIONS, GENDER AND NUMBER

2.01      Definitions

     Each term set forth in this Section 2.01 shall have the respective meaning set forth opposite such term for purposes of this Plan, and when the defined meaning is intended the term shall be capitalized.

     "Affiliate" means any entity that, directly or indirectly, controls, is controlled by, or is commonly controlled with BellSouth.

     "BellSouth" means BellSouth Corporation, a Georgia corporation.

     "Contribution Account" means the bookkeeping entry maintained by the Plan Administrator with respect to a Participant showing the payroll deductions, matching contributions, cash dividends and other contributions credited to the Participant for the Contribution Period.

     "Contribution Period" means the applicable calendar month during which the Plan is in effect.

     "Eligible Employee" means any regular full- or part-time
Employee who is in active status, who is not an "Eligible
Employee" under the terms of the Employee Stock Purchase Plan, who has reached the age of majority in the state of his residence and who is not an officer.

     "Eligible Pay" means base salary.

     "Employee" means any individual employed by a Participating
Company.

     "Employee Stock Purchase Plan" means the BellSouth Employee
Stock Purchase Plan for represented employees.

     "Participant" means any Eligible Employee who has elected to have payroll deductions credited to his Contribution Account during a Contribution Period pursuant to Article III or any former Eligible Employee who has amounts credited to his Contribution Account or shares credited to his Stock Account.

     "Participating Company" means BellSouth and any of its Affiliates that have elected, with the consent of BellSouth, to maintain the Plan for its Employees.

     "Plan" means the BellSouth Employee Stock Investment Plan.

     "Plan Administrator" means the person or persons designated by BellSouth to administer the Plan.

     "Purchasing Agent" means the person or persons designated by BellSouth as its agent to purchase shares of Stock under the Plan.

     "Stock" means the $1.00 par value common stock of BellSouth.

     "Stock Account" means the bookkeeping entry maintained by the Plan Administrator with respect to a Participant showing the number of shares of Stock credited to the Participant under the Plan.

2.02      Gender and Number

     Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronouns, the singular shall include the plural and the plural shall include the singular.


          ARTICLE III -- ELIGIBILITY AND PARTICIPATION

     Any Eligible Employee who is employed by a Participating Company on the first day of a Contribution Period shall be eligible to participate in the Plan for each pay period that begins during such Contribution Period. An Eligible Employee may become a Participant by following the procedures established by the Plan Administrator for commencing participation on or before the date set therefor by the Plan Administrator, which date shall be prior to the first day of such Contribution Period. Payroll deductions elected by a Participant shall commence as of the first day of the first pay period that begins during the Contribution Period.

   ARTICLE IV -- PAYROLL DEDUCTIONS AND MATCHING CONTRIBUTIONS

4.01      Credits to Contribution Accounts

     (a) A Participant shall elect, in accordance with procedures established by the Plan Administrator, to have deductions made from his Eligible Pay for each pay period that begins during the Contribution Period in $5 increments from $10 to $500. Payroll deductions shall continue at the rate elected by the Participant for subsequent Contribution Periods until the Participant changes or terminates the rate of deduction in accordance with Section 4.03, his employment is terminated or the applicable Participating Company terminates its participation in the Plan. No payroll deduction shall be credited to a Participant's Contribution Account for a payroll period in which the amount to be deducted exceeds the amount of the Participant's Eligible Pay available for allotment. The amount of such payroll deductions shall be credited to the Participant's Contribution Account on the date of the deduction and used monthly to purchase Stock in accordance with Section 5.01.

     (b) A Participant's Contribution Account shall be credited with the amount of any dividends paid on the shares of stock credited to his Stock Account on the date such dividends are paid.

     (c)  Each Employee of BellSouth Telecommunications, Inc., on
April 1, 1996, shall have credited to his Contribution Account on such date an amount equal to $1,200 reduced by any withholding and payroll taxes occasioned by such credit.

4.02 Matching Contributions

     The Plan Administrator shall credit a matching contribution equal to 15% of a Participant's payroll deductions during a Contribution Period to such Participant's Contribution Account. The Plan Administrator shall not credit matching contributions with respect to the amounts referenced in paragraphs 4.01(b) and
(c).

     The Participant's Eligible Pay shall be reduced by any withholding and payroll taxes occasioned by the match. The Plan Administrator shall credit such matching contributions to the Participant's Contribution Account on the date of the related payroll deduction.

4.03      Changes in Payroll Deductions

     A Participant may elect, in accordance with procedures established by the Plan Administrator, to change the rate of his payroll deductions or to terminate payroll deductions at any time up to and including the last day of a Contribution Period, with such election being effective as of the first day of the first full pay period of the following Contribution Period. A Participant may make up to four such elections per calendar year. Unless it is his fourth election during a calendar year, a Participant's termination of payroll deductions for any Contribution Period shall not have any effect upon his eligibility to participate in any succeeding Contribution Period. If, as his fourth election during a calendar year, a participant elects to terminate his payroll deductions, he may not elect to have payroll deductions recommence until the first full pay period in the first Contribution Period of the following calendar year.

4.04 Interest

     The amounts credited to Participants' Contribution Accounts shall not be credited with interest.

4.05 Employment Transfers

     (a) If a Participant transfers employment to another Participating Company, his election pursuant to Section 4.01 shall remain in effect with his new employer and any matching contribution attributable to the amount credited to his Contribution Account as of the date of his transfer shall become the obligation of his new employer.

     (b) If a Participant becomes eligible to participate in the Employee Stock Purchase Plan, he must make a new election under the terms of that plan.

     (c) If a Participant transfers employment to an Affiliate of BellSouth that is not a Participating Company, his active participation shall terminate after any amounts attributable to his last paycheck from the Participating Company are credited to his Contribution Account. The Plan Administrator shall continue to hold the shares of Stock credited to his Stock Account subject to the Participant's election to receive a distribution in accordance with, or a distribution mandated by, Section 5.03.


  ARTICLE V -- PURCHASE, ALLOCATION AND DISTRIBUTION  OF STOCK

5.01 Purchase of Stock

     At such time after the end of a Contribution Period as prescribed by the Purchasing Agent, each Participating Company shall transfer to the Purchasing Agent the aggregate amount credited to the Contribution Accounts of Participants that it employs. The Purchasing Agent shall use such amounts to purchase shares of Stock on such day or days after the end of a Contribution Period, and during the immediately following Contribution Period, as it shall determine in its sole and absolute discretion. The Purchasing Agent may purchase shares of Stock on the open market, or it may purchase newly issued shares or treasury shares of Stock.

5.02 Allocation of Stock

     As soon as practicable following the purchase of shares pursuant to Section 5.01, the Plan Administrator shall credit to the Stock Account of each Participant a number of the purchased shares that is the product of (a) and (b), where (a) is the total number of shares of Stock purchased under Section 5.01 for the Contribution Period, and (b) is the number that results from dividing the amount credited to the Participant's Contribution Account for such Contribution Period by the aggregate amount credited to the Contribution Accounts of all Participants for such Contribution Period.

     A Participant shall have no interest in the shares of Stock purchased for a Contribution Period until the Plan Administrator credits the applicable number of shares of Stock to the Participant's Stock Account.

5.03 Distributions of Stock and Cash

     (a) Subject to the terms of this Section 5.03, a Participant may elect to receive a distribution of some or all of the shares of Stock credited to his Stock Account at any time, and the Plan Administrator shall process such request for the distribution to occur in the month following the month in which it receives such election. A Participant may not elect to receive a distribution of (i) shares of Stock purchased with matching contributions until the first day of the second calendar year after such matching contributions were credited to his Contribution Account, or (ii) less than 20 shares of Stock.

     (b) (i) If a Participant terminates employment with BellSouth and its Affiliates or the Plan is terminated by the Participating Company that employs the Participant, the Plan Administrator shall distribute to him in cash the amount credited to his Contribution Account.

               (ii) If the Participant has less than 20 shares of Stock credited to his Stock Account when he terminates employment with BellSouth and its Affiliates or when the Plan is terminated, the Plan Administrator shall distribute to him, at his election, either (A) cash equal to the fair market value of the shares in his Stock Account on the date such shares are sold, less the administrative fee provided in paragraph 5.03(c), or (B) the shares in his Stock Account, with the number of shares distributed being reduced by the administrative fee provided in paragraph 5.03(c). If the Participant has 20 or more shares of Stock credited to his Stock Account when he terminates employment with BellSouth and its Affiliates or when the Plan is terminated, the Plan Administrator shall distribute such shares of Stock to the Participant, with the number of shares distributed being reduced by the administrative fee provided in paragraph 5.03(c).

In all cases above, the distribution shall be processed by the Plan Administrator as soon as practicable following the event that causes the distribution. The Plan Administrator shall determine the fair market value of any shares that are sold on a given day based on the amount realized from all sales of shares under the Plan on such day.

     (c) All distributions shall be reduced by a $25 administrative fee. If a Participant is to receive a distribution of Stock, the Plan Administrator shall withhold from such distribution shares or fractional shares of Stock with a fair market value of $25 determined as provided in paragraph 5.03(b). Cash equal to the fair market value of any fractional shares shall be distributed in lieu of the fractional shares.

     (d) A Participant may make up to two elections during a calendar year to receive distributions of Stock. The distributions provided in paragraph 5.03(b) above shall not count as one of such elections.


                  ARTICLE VI -- ADMINISTRATION

     Except as such duties may be delegated to the Plan Administrator by BellSouth or under the terms of the Plan, BellSouth shall administer the Plan and shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt procedures for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. BellSouth's determination, or the determination of its delegate, if applicable, on the foregoing matters shall be conclusive.


                  ARTICLE VII -- MISCELLANEOUS

7.01      Transferability

     Payroll deductions and matching contributions credited to a Participant's Stock Account and any rights with regard to the purchase of shares of Stock under the Plan may not be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be without effect.

7.02 Designation of Beneficiary

     In accordance with procedures established by the Plan Administrator, a Participant may designate one or more beneficiaries to receive the shares credited to his Stock Account and the cash credited to his Contribution Account upon his death while a Participant. If a Participant dies without designating a beneficiary, the Plan Administrator cannot locate the beneficiary or there is a dispute as to the validity of the designation, such shares and cash shall be distributed to his estate.

7.03      Use of Funds

     Prior to the time such funds are transferred to the Purchasing Agent, all payroll deductions received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose, and the Participating Company shall not be obligated to segregate such payroll deductions.

7.04      Amendment and Termination

     Unless the BellSouth Savings Plan Committee terminates the Plan earlier or extends the duration of the Plan, the Plan shall terminate at the close of business on December 31, 2000. In addition, a Participating Company may elect to terminate its participation in the Plan at any time. The BellSouth Savings Plan Committee shall have complete power and authority to amend
the Plan.   No termination or amendment of the Plan shall cause a
Participant to forfeit any amount credited to his Contribution Account or the shares credited to his Stock Account.

7.05      Effective Date

     The Plan shall become effective generally as of April 1, 1996, and shall become effective as to a Participating Company on the date specified by BellSouth.

7.06      No Employment Rights

     The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Stock under the Plan except in accordance with its terms, or create in any Employee or class of Employees any right with respect to continuation of employment by the Participating Company, and it shall not be deemed to interfere in any way with the Participating Company's right to terminate, or otherwise modify, an Employee's employment at any time.

7.07      Effect of Plan

     The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

7.08      Governing Law

     The laws of the State of Georgia will govern all matters relating to this Plan except to the extent they are superseded by the laws of the United States.